Partners
Blessed Rock of El Monte
Costa Mesa, California


                          INDEPENDENT AUDITOR'S REPORT

      I have audited the accompanying balance sheet of Blessed Rock of El Monte, a California Limited Partnership as of December 31, 2003 and 2004, and the related statements of operations and changes in partners' equity, and operating cash flows for the years then ended. These financial statements are the responsibility of the partnership's management. My responsibility is to express an opinion on these financial statements based on my audits.

      I conducted my audits in accordance with auditing standards generally accepted in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audits provide a reasonable basis for my opinion.

      In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Blessed Rock of El Monte as of December 31, 2003 and 2004 and the results of its operations and its operating cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

      My audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplementary information shown on page 12 and 13 is presented for the purpose of additional analysis and is not a required part of the basic financial statements of Blessed Rock of El Monte. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in my opinion, is fairly stated in all material respects in relation to the financial statements taken as a whole.

                                                                   /s/ Jack Gilk
                                                                   -------------
January 19, 2005                                                      33-0724657


                                 BLESSED ROCK OF EL MONTE
                            (A California Limited Partnership)
-----------------------------------------------------------------------------------------
                        BALANCE SHEETS, DECEMBER 31, 2003 AND 2004
-----------------------------------------------------------------------------------------


                                        A S S E T S

                                                           2004               2003
                                                       -------------      -------------
Current Assets:
   Operating cash and equivalents                      $     227,596        $    71,300
   Security deposit cash                                      25,969             24,223
   Tenant accounts receivable                                      -                109
   Other accounts receivable                                  81,081                  -
   Prepaid expenses                                           51,897             64,397
                                                       -------------      -------------
         Total current assets                                386,543            160,029
                                                       -------------      -------------

Property, Building, and Equipment, At Cost:
   Land                                                    1,271,162          1,271,162
   Building and improvements                              7,992,586           7,992,586
   Equipment                                                  54,657             54,657
                                                       -------------      -------------
                                                           9,318,405          9,318,405
   Accumulated depreciation                              ( 1,523,169 )      ( 1,316,293 )
                                                       -------------      -------------
         Property, building, and equipment - net           7,795,236          8,002,112
                                                       -------------      -------------

Other Assets:
   Replacement reserve                                       135,579            114,561
   Tax and insurance restricted accounts                      23,916             62,253
                                                       -------------      -------------
         Total other assets                                  159,495            176,814
                                                       -------------      -------------

                                                       $   8,341,274      $   8,338,955
                                                       =============      =============


                    See the accompanying notes to financial statements.
-----------------------------------------------------------------------------------------
                                             2


Blessed Rock of El Monte
Balance Sheets, December 31, 2003 and 2004
Page 2
-----------------------------------------------------------------------------------------


                             LIABILITIES AND PARTNERS' EQUITY

                                                           2004               2003
                                                       -------------      -------------
Current Liabilities:
   Current portion of long-term debt                   $      43,214        $    40,281
   Accounts payable                                            4,535                  -
   Security trust liability                                   23,770             23,985
   Accrued interest                                           14,701             14,938
   Accrued asset management fees                              33,078             32,880
   Unearned rental income                                      1,007                632
                                                       -------------      -------------
         Total current liabilities                           120,305            112,716
                                                       -------------      -------------

Long-term Debt:
   Mortgage payable, less current portion
       included above                                      2,459,144          2,502,358
   Notes payable                                             681,525            681,525
   Accrued interest payable                                  169,654            139,312
   Grant loan payable                                        400,000            400,000
   Developer fee payable                                           -              7,719
                                                       -------------      -------------
         Total long-term debt                              3,710,323          3,730,914
                                                       -------------      -------------

Partners' equity                                           4,510,646          4,495,325
                                                       -------------      -------------

                                                       $   8,341,274      $   8,338,955
                                                       =============      =============


                    See the accompanying notes to financial statements.
-----------------------------------------------------------------------------------------
                                            3

                                 BLESSED ROCK OF EL MONTE
                            (A California Limited Partnership)
-----------------------------------------------------------------------------------------
                           STATEMENTS OF OPERATIONS AND CHANGES
            IN PARTNERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004
-----------------------------------------------------------------------------------------


                                                           2004               2003
                                                       -------------      -------------
Revenue:
   Gross potential rents                                $    722,814       $    742,761
   Excess rents                                              129,960            101,670
   Less vacancies                                            ( 5,344)           ( 1,878)
                                                        ------------      -------------
   Net rental income                                         847,430            842,553
   Laundry and vending                                        11,703             11,714
   Tenant charges                                              1,942              2,109
   Interest income                                               977              1,010
   Other income                                               35,276             20,260
                                                        ------------      -------------
         Total revenues                                      897,328            877,646
                                                        ------------      -------------

Expenses:
   Administrative                                            177,881            213,168
   Utilities                                                  64,157             57,279
   Operating and maintenance                                 103,812             65,729
   Taxes and insurance                                        58,507             42,116
   Interest                                                  208,077            210,744
   Depreciation and amortization                             206,876            231,971
                                                       -------------      -------------
         Total expenses                                      819,310            821,007
                                                       -------------      -------------

Net income (loss)                                             78,018             56,639

Partners' equity - beginning                               4,495,325          4,438,686

Partners' distributions                                     ( 62,697 )                -
                                                       -------------      -------------

Partners' equity - ending                              $   4,510,646      $   4,495,325
                                                       =============      =============


                    See the accompanying notes to financial statements.
-----------------------------------------------------------------------------------------
                                            4


                                 BLESSED ROCK OF EL MONTE
                            (A California Limited Partnership)
-----------------------------------------------------------------------------------------
                                 STATEMENTS OF CASH FLOWS
                      FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004
-----------------------------------------------------------------------------------------


                                                           2004               2003
                                                       -------------      -------------
Cash flows from operating activities:
   Rental receipts                                     $     835,626      $     831,341
   Operating interest receipts                                   402                349
   Other operating receipts                                   13,645             34,083
   Payments to suppliers and employees:
       Administrative expenses                              ( 44,918 )         ( 56,718 )
       Management fees                                      ( 41,569 )         ( 66,912 )
       Utilities                                            ( 64,157 )         ( 60,562 )
       Salaries and wages                                   ( 55,374 )         ( 59,077 )
       Operating and maintenance                            ( 87,221 )         ( 50,599 )
       Real estate taxes                                     ( 9,675 )                -
       Payroll taxes                                         ( 7,017 )          ( 5,515 )
       Property insurance                                    ( 8,405 )         ( 37,701 )
       Miscellaneous taxes and insurance                    ( 21,224 )         ( 42,989 )
       Interest on mortgage                                ( 177,972 )        ( 180,704 )
       Interest on other notes                                     -           ( 86,401 )
       Funding security deposit account                      ( 1,961)                25
                                                       -------------      -------------
         Net cash provided by operating activities           330,180            218,620
                                                       -------------      -------------

Cash flows from investing activities:
   Net tax and insurance impounds                           ( 36,463 )          ( 8,712 )
   Net reserve deposits, including interest                 ( 21,018 )         ( 21,086 )
   Reserve interest                                              575                661
   Capital expenditures                                            -           ( 10,050 )
                                                       -------------      -------------
       Net cash used in investing activities                ( 56,906)          ( 39,187 )
                                                       -------------      -------------

Cash flows from financing activities:
   Mortgage principal payments                              ( 40,281 )         ( 37,547 )
   Developer fee payments                                    ( 7,719 )         ( 91,000 )
   Advances to general partner                               ( 6,281 )                -
   Partner distributions                                    ( 62,697 )                -
   Other note payments                                             -           ( 25,688 )
                                                       -------------      -------------
       Net cash used in financing activities               ( 116,978 )        ( 154,235 )
                                                       -------------      -------------

Net increase (decrease) in cash                              156,296             25,198
Cash at beginning of year                                     71,300             46,102
                                                       -------------      -------------

Cash at end of year                                    $     227,596      $      71,300
                                                       =============      =============



                    See the accompanying notes to financial statements.
-----------------------------------------------------------------------------------------
                                             5


Blessed Rock of El Monte
Statements of Cash Flows, December 31, 2003 and 2004
Page 2
------------------------------------------------------------------------------------------------


                               Reconciliation of Net Income (Loss)
                          to Net Cash Provided by Operating Activities


                                                                 2004                2003
                                                             -------------      -------------

Net income (loss)                                            $      78,018      $      56,639
Adjustments to reconcile net income (loss) to net cash
   Provided by operating activities:
       Depreciation and amortization                               206,876            231,971
       Decrease (increase) in:
         Security deposit cash                                     ( 1,746 )              600
         Receivables                                                   109              1,633
         Prepaids                                                   12,500           ( 34,322 )
       Increase (decrease) in:
         Payables                                                    4,535           ( 12,627 )
         Security deposit liability                                  ( 215 )            ( 575 )
         Accrued expenses                                           30,303           ( 23,481 )
         Unearned rental income                                        375              ( 557 )
       Reserve interest earned                                       ( 575 )            ( 661 )
                                                             -------------      -------------

Net cash provided by operating activities                    $     330,180      $     218,620
                                                             =============      =============



                       See the accompanying notes to financial statements.
------------------------------------------------------------------------------------------------
                                                6

                            BLESSED ROCK OF EL MONTE
                       (A California Limited Partnership)
--------------------------------------------------------------------------------
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004
--------------------------------------------------------------------------------

1.    ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      ORGANIZATION: Blessed Rock of El Monte, a California limited partnership, was formed on November 22, 1995 by and between Everland, Inc., a California Corporation, as the general partner and Tom Y. Lee as the limited partner. The Partnership Agreement was amended and restated on December 29, 2000 defining the various partners of the partnership as the General Partner, the Managing General Partner, the Limited Partners and the Special Limited Partner.

      The Partnership was formed to acquire, construct, own and operate a 137-unit elderly facility apartment complex for low income residents in El Monte, California. The Partnership also generates tax credits to the partners in accordance with the provisions of the code and applicable Treasury regulations. The Partnership has qualified for low income housing tax credits as currently allowable under Section 42 of the Internal Revenue Code.

      The Partnership received HOME funds from the City of El Monte and redevelopment funds from the El Monte Community Redevelopment Agency as part of a public program to ensure affordable housing for senior citizen tenants. In addition, the El Monte Community Redevelopment Agency paid various project impact fees to the City of El Monte associated with the construction and development of the Project on behalf of the Partnership.

      CAPITALIZATION AND DEPRECIATION: Assets are recorded at cost and depreciated for financial accounting purposes using the straight-line method over their estimated useful lives. The principal estimated useful lives used in computing the depreciation provisions are 10 to 40 years for building and improvements, and 3 to 10 years for equipment The policy of the project is to charge amounts expended for maintenance, repairs, and minor replacements to expense, and to capitalize expenditures for major replacements and betterments.

      CASH AND CASH EQUIVALENTS: For purposes of reporting cash flows, cash includes unrestricted cash in bank, cash on hand, savings accounts, and all certificates of deposit with original maturities of three months or less.

      The Partnership maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Partnership has not experienced any losses in such accounts. The Partnership believes it is not exposed to any significant credit risk on cash and cash equivalents.

      DEFERRED  COSTS:  Deferred  costs,   comprised  of  tax  credit  fees  and
      organization costs are being amortized over five years.

--------------------------------------------------------------------------------

Blessed Rock of El Monte
Notes to Financial Statements, December 31, 2004
Page 2
--------------------------------------------------------------------------------

      ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect: (1) the reported amounts of assets and liabilities and disclosure of contingencies at the date of the financial statements, and (2) the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      RENTAL INCOME AND UNEARNED RENTS: The Partnership rents apartment units on a month to month basis and recognizes revenues when earned. Advance receipts of rents are classified as liabilities until earned.

      INCOME TAXES: No provision is made for income taxes since such taxes, if any, are the liability of the individual partners.

2.    RESTRICTED FUNDS

      The Partnership is required to make monthly impound deposits to cover insurance premiums, property taxes and to maintain a reserve for replacements. These restricted funds are held by, and expenditures are subject to supervision and approval by, GMAC Commercial Mortgage.

3.    MORTGAGE PAYABLE

      Mortgage payable consists of a 7.05% real estate mortgage, payable to GMAC Commercial Mortgage, collateralized by a
      deed of trust on the real property. The obligation is
      payable in aggregate monthly principal and interest
      installments of $18,188 beginning July 1, 1998 with a
      balloon payment in the amount of $2,017,000 payable
      June 1, 2013.                                              $   2,502,358

      Less current portion                                            ( 43,214 )
                                                                 -------------

                                                                 $   2,459,144
                                                                 =============

      The amounts maturing for the next five years are:

              2005         $43,214
              2006          46,361
              2007          49,737
              2008          53,360
              2009          57,245

--------------------------------------------------------------------------------

Blessed Rock of El Monte
Notes to Financial Statements, December 31, 2004
Page 3
--------------------------------------------------------------------------------

4.    NOTES PAYABLE

      Notes payable at December 31, 2004 consist of the following:

      4% note payable with a term of 15 years, payable to El
      Monte Community Redevelopment Agency (RDA), secured by
      deed of trust and rents from Project. Note subject to
      prepayment in whole or in part based on events
      constituting default under terms of promissory note
      agreement. No events of default have occurred through
      December 31, 2004. Payments of interest and principal
      made annually beginning on April 1, 2003, and thereafter
      on April 1 until outstanding principal balance of note
      and all accrued interest paid in full. Payments paid
      from 50% of the residual rental income, as defined in
      the promissory note agreement. Payments, if any, applied
      first to accrued interest and second to principal of
      note. At December 31, 2004, accrued interest on note was
      $21,035.                                                     $     250,878

      1% note payable with a term of 30 years beginning April
      3, 1996, payable to RDA for various development fees,
      secured by a deed of trust and rents from the Project.
      Commencing April 3, 1997, and thereafter on April 3 for
      the following 6 succeeding years, payment of $4,239 due
      each year. Payment increases to $8,478 April 3, 2004 and
      continues the next 7 succeeding years. April 3, 2012,
      payment increases to $32,534 and continues the next 14
      succeeding years, or until paid in full. Payments to be
      paid from 50% of residual rental income, as defined in
      promissory note agreement. Payments first applied to
      interest. At December 31, 2004, accrued interest on note
      was $8,618.                                                        430,647
                                                                   -------------

                                                                   $     681,525
                                                                   =============


--------------------------------------------------------------------------------

Blessed Rock of El Monte
Notes to Financial Statements, December 31, 2004
Page 4
--------------------------------------------------------------------------------

5.    GRANT LOAN PAYABLE

      The Partnership received a loan of $400,000 on April 3, 1996 from the City of El Monte as part of a public program to ensure affordable housing for senior citizen tenants. Interest accrues on the principal amount at 4%, with a term of 55 years. Loan is secured by a deed of trust and rents from the Project. At maturity, the principal amount of the loan and all accrued interest shall be deemed discharged and waived by the City unless there is an occurrence of an event of default, as specified under the loan agreement. If default occurs, the City of El Monte is entitled to exercise its rights and the entire principal amount outstanding and any accrued interest could become due and payable at the option of the City of El Monte. Accrued interest at December 31, 2004 was $140,000.

6.    RELATED PARTY TRANSACTIONS

      CAPITAL CONTRIBUTIONS: The limited partners, WNC Housing Tax Credit Fund V, L.P. Series III and IV, 49.495% limited partners, are required to make a capital contribution of $5,162,171, which shall be made equally between them, in amounts and at times as stated in the Limited Partnership Agreement. The limited partners' cash contributions may be reduced to account for reduced tax benefits, if any. At December 31, 2004, the limited partners have contributed $5,021,578.

      PROJECT OR LOSS ALLOCATIONS: All items included in the calculation of income or loss not arising from a sale or refinancing, and all tax credits, shall be allocated 98.99% equally to the limited partners, .01% to the special limited partner, .99% to the general partner, and .01% to the managing general partner.

      DEVELOPER FEE PAYABLE AND ADVANCE PAYABLE TO GENERAL PARTNER: Under the terms of the Partnership Agreement, Everland, Inc., the developer, is to receive a developer fee totaling $1,050,416. This developer fee bears no interest and is payable upon additional capital contributions by the limited partners. During the periods ended December 31, 2004 and 2003, $14,000 and $91,000 of payments of the developer fees were made, respectively.

      MANAGEMENT FEE: A monthly property management fee in an amount computed at 5% of the collected gross revenue is payable to the management agent. Property management services to the Partnership are provided by an affiliate of the limited partners. Property management fees were $42,505 and $42,105 for the years 2004 and 2003, respectively.

--------------------------------------------------------------------------------

Blessed Rock of El Monte
Notes to Financial Statements, December 31, 2004
Page 5
--------------------------------------------------------------------------------

      INCENTIVE MANAGEMENT AND OTHER FEES: Under the terms of the Limited Partnership Agreement, incentive management fees shall be paid to the general partner for services incidental to the administration of the business and affairs of the Partnership, reporting fees to the limited partners for services performed in monitoring the operations of the Partnership, services in connection with the Partnership's accounting matters and assisting with the preparation of tax returns. $60,442 of fees for the years 1998, 1999 and 2000 were recorded for year ended December 31, 2001. $55,013 of the fees were paid in year 2001. None were paid in prior years. The limited partners earned $12,000 in reporting fees during 2002 and 2003 and were paid $29,647 each year, resulting in $29,865 in prepaid reporting fees at December 31, 2004.

      The managing general partner earned $16,440 for 2001, 2002 and 2003 for an operational asset management fee which was accrued in 2003. $16,440 was paid in 2003 leaving an accrual balance of $32,880.

7.    CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

      The Partnership's sole asset is a 137-unit apartment complex. The Partnership's operations are concentrated in the multifamily real estate market In addition, the Partnership operates in a heavily regulated environment. The operations of the project are subject to the administrative directives, rules and regulations of local regulatory agencies. Such administrative directives, rules and regulations are subject to change. Such changes may occur with little notice or inadequate funding to pay for related costs, including the additional administrative burden, to comply with a change.



--------------------------------------------------------------------------------

                            BLESSED ROCK OF EL MONTE
                       (A California Limited Partnership)
--------------------------------------------------------------------------------
                        SUPPLEMENTAL SCHEDULE OF EXPENSES
                  FOR THE YEAR ENDED DECEMBER 31, 2003 and 2004
--------------------------------------------------------------------------------

                                                      2004             2003
                                                   -----------     -----------
Site management payroll                            $    38,783     $    40,848
Manager's rent-free apartment                           12,288          12,288
Management fee                                          42,505          42,105
Partnership asset management fees                       16,440          49,320
Reporting fee                                           12,000          12,000
Audit fee                                                5,800           5,500
Legal fees                                                 250               -
Advertising                                                  -             256
Telephone and answering service                          7,148           4,330
Office supplies                                          5,052           5,076
Educational and social programs                         11,520          11,520
Health insurance and other employee benefits             6,381           8,552
Payroll taxes                                            7,017           5,515
Workers' compensation                                   10,331           9,559
Other administration                                     2,366           6,299
                                                   -----------     -----------
       Subtotal administrative expenses                177,881         213,168
                                                   -----------     -----------

Electricity                                             21,944          19,366
Water and sewer                                         20,754          19,247
Fuel                                                    17,579          14,469
Garbage and trash removal                                3,880           4,197
                                                   -----------     -----------
       Subtotal utilities                               64,157          57,279
                                                   -----------     -----------

Maintenance and repairs payroll                         16,591          15,678
Maintenance and repairs supply                           6,620           5,650
Maintenance and repairs contract                        11,062          17,360
Painting and decorating                                 24,779           6,538
Grounds                                                 12,640          15,055
Services                                                 3,085           2,366
Furniture and furnishings replacement                   29,035           3,082
                                                   -----------     -----------
       Subtotal maintenance expenses                   103,812          65,729
                                                   -----------     -----------

Property taxes                                           9,675               -
Other taxes and licenses                                 6,680           4,415
Property and liability insurance                        41,505          37,701
Other insurance                                            647               -
                                                   -----------     -----------
       Subtotal tax and insurance                       58,507          42,116
                                                   -----------     -----------

Interest                                               208,077         210,744
                                                   -----------     -----------

Depreciation and amortization                          206,876         231,971
                                                   -----------     -----------
       Total expenses                              $   819,310     $   821,007
                                                   ===========     ===========

--------------------------------------------------------------------------------

                                    CONTENTS



                                                                            Page
                                                                            ----

INDEPENDENT AUDITOR'S REPORT                                                   1
FINANCIAL STATEMENTS:
      Balance Sheets                                                         2-3
      Statements of Operations and Changes in Partners' Equity                 4
      Statements of Cash Flows                                               5-6
      Notes to Financial Statements                                         7-11
SUPPLEMENTARY INFORMATION:
      Supplemental Schedule of Expenses                                       12
      Supplemental Schedule of Changes in Partners' Equity                    13








--------------------------------------------------------------------------------


                                               BLESSED ROCK OF EL MONTE
                                          (A California Limited Partnership)
----------------------------------------------------------------------------------------------------------------------
                                 SUPPLEMENTAL SCEHDULE OF CHANGES IN PARTNERS' EQUITY
                                    FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004


                              WNC Housing    WNC Housing
                               Tax Credit     Tax Credit        WNC                           Comm
                              Fund V, L.P.   Fund V. L.P.     Housing         Everland       Housing
                                Series 3       Series 4         L.P.            Inc.       Assist. Prog.       Total
                               ----------     ----------     ----------      ----------     ----------      ----------
Balance - December 31, 2002    $2,197,184     $2,197,184     $      (63)     $   44,387     $       (6)     $4,438,686

Net Income - 2003                  28,033         28,033              6             561              6          56,639
                               ----------     ----------     ----------      ----------     ----------      ----------

Balance - December 31, 2003     2,225,217      2,225,217            (57)         44,948             --       4,495,325

Net Income - 2004                  38,615         38,615              8             772              8          78,018
                               ----------     ----------     ----------      ----------     ----------      ----------

Balance - December 31, 2004    $2,263,832     $2,263,832     $      (49)     $   45,720     $        8      $4,573,343
                               ==========     ==========     ==========      ==========     ==========      ==========

Profit and loss percentage
  at December 31, 2004             49.495%        49.495%         0.010%          0.990%         0.010%        100.000%
                               ==========     ==========     ==========      ==========     ==========      ==========